                                                                       EXHIBIT 4

                                            HAWKINS, JAMES & STILL EQUIPMENT CO.
                                            1220 E. Loop 304
                                            P.O. Box 550
                                            Crockett, Texas 75835
                                            936-544-2011
                                            "John Deere in East Texas"


August 19, 2002


     The following is the fair market value on the equipment of Seven J Stock
Farm:

               Make                          Model                      Serial Number           Amount
      --------------------------------------------------------------------------------------------------
    1       John Deere             2750 Tractor ROPS/Canopy             L02750G558093         12,000.00
                                          5505 hours

    2       John Deere              2030 Tractor ROPS, 2WD                 L54254              3,800.00

    3       John Deere               970 Tractor ROPS, 2WD              M00970A120055          7,000.00
                                          1943 Hours

    4       John Deere                 STX 38 Lawn Mower                M00STXB139102            650.00

    5      Master Craft                  642 Forklift                       567N               3,500.00
                                     1/2 value of 7,000.00

    6        Case IH                     MX180 Cab 2WD                   JJA0112395           55,000.00
                                           462 hours

    7        Schulte                   5026 Rotary Mower                C502690271907         10,000.00
                                           26' width

    8       Shop Built            10' Rotary Mower, pull type                N/A               2,000.00

    9         Servis            Gyro 84 Rotary Mower, pull type              N/A                 600.00

   10         Aerway               10' Renovator, pull type                 JP44N              3,500.00

   11     Killefer Plow                10' Chiesel Plow                     100-1                250.00

   12         Rhino                  SPHD Post Hole Digger                  10412                450.00
                                    9' Auger and 12" Auger

   13                                  Eurospan Spreader                    31006                200.00
                                           9 bushel

                                                                      JOHN DEERE

                                            HAWKINS, JAMES & STILL EQUIPMENT CO.
                                            1220 E. Loop 304
                                            P.O. Box 550
                                            Crockett, Texas 75835
                                            936-544-2011
                                            *John Deere in East Texas*

   14         Bowie                     AD Tree Shaker                     620335                  500.00

   15         Wylie                 300 gallon sprayer/skid                                        800.00
                                     10' boom kit and pump

   16         Wylie                3 pt. 110 gallon sprayer                                        400.00

   17        Kawasaki                    Mule ATV 4X4                                            1,500.00

                             TOTAL                                                             102,150.00


 /s/Steve Hawkins
----------------------
 Steve Hawkins
 Owner/Manager

                                                                      JOHN DEERE